EXHIBIT 10.01

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”), dated as of March 9, 2009, is entered into by and among:  (a) AVENUE INVESTMENTS, L.P., AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P., AVENUE INTERNATIONAL MASTER, L.P., AVENUE SPECIAL SITUATIONS FUND IV, L.P., and AVENUE SPECIAL SITUATIONS FUND V, L.P. (collectively, “Avenue”); (b) B IV CAPITAL PARTNERS, L.P., GMAM INVESTMENT FUNDS TRUST II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E), GMAM INVESTMENT FUNDS TRUST II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7MWD), and DDJ/ONTARIO OS INVESTMENT SUB I, LTD. (collectively, “DDJ”; together with Avenue, the “Initial Sponsors”); (c) any other holders of Senior Secured Notes (as defined below) that may become parties hereto from time to time (the “Additional Sponsors”; together with the Initial Sponsors, the “Sponsors”) by execution of the joinder attached hereto as Exhibit A; and (d) Milacron Inc. (“Milacron”) and various of its direct and indirect subsidiaries parties hereto (together with Milacron, the “Company”).

RECITALS

WHEREAS the Initial Sponsors, as of the date hereof, collectively hold (directly or indirectly) approximately 78% of the outstanding principal amount of the 11-½% senior secured notes due 2011 (the “Senior Secured Notes”) of Milacron, issued under certain indenture, dated as of May 26, 2004 (as supplemented, amended or modified from time to time, the “Indenture”), with U.S. Bank National Association, as trustee (the “Indenture Trustee”);

WHEREAS the Company and the Initial Sponsors have discussed the possibility of consummating a financial restructuring (the “Restructuring”) of the indebtedness and other obligations of the Company in the manner set forth in the Term Sheets (as defined below);

WHEREAS the Restructuring contemplates, among other things, that (a) Milacron and certain of its domestic and foreign subsidiaries (collectively, the “Debtors”) will commence voluntary proceedings (the “U.S. Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Ohio (the “U.S. Bankruptcy Court”), (b) Milacron Canada Ltd., a corporation organized under the laws of Ontario, Canada, also will commence a voluntary proceeding (the “Canadian Case”; together with the U.S. Cases, the “Cases”) under section 18.6 of the Companies’ Creditors Arrangement Act (Canada) (Commercial List) (“CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Bankruptcy Court”; together with the U.S. Bankruptcy Court, the “Bankruptcy Courts”), (c) General Electric Capital Corporation will provide up to a $55 million asset-based debtor in possession credit facility (the “DIP ABL Facility”) under the terms and conditions set forth in the financing commitment attached hereto as Exhibit B-1 (the “DIP ABL Commitment”), (d) the Sponsors will provide up to a $80 million term loan debtor in possession credit facility (the “DIP Term Loan Facility”; together with the DIP ABL Facility, the “DIP Facility”) under the terms and conditions set forth in the financing commitment attached hereto as Exhibit B-2 (the “DIP Term Loan Commitment”) and (e) the Debtors will sell all or substantially all of their assets pursuant to section 363 of the Bankruptcy Code pursuant to the transaction (the “Transaction”) set forth in the

EXECUTION VERSION

term sheet attached hereto as Exhibit C (the “Restructuring Term Sheet”; together with the DIP Term Loan Commitment, the “Term Sheets”);

WHEREAS the date of commencement of the Cases is anticipated to be on or around March 10, 2009; and

WHEREAS the Company and Sponsors desire to memorialize their understanding and agreements in respect of the foregoing.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party hereto, intending to be legally bound hereby, agrees as follows:

SECTION 1.

Definitions.  The following terms will have the following meanings:

“Definitive Documentation” means any definitive document relating to any of the transactions contemplated in the Term Sheets, including all related documents, exhibits, annexes and schedules, as such documents may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof and with such immaterial clarifications and grammatical changes as may be necessary to give them force and effect.

“Final Order” means an order or judgment entered by a Bankruptcy Court:  (a) that has not been reversed, stayed, modified, amended, revoked, varied or set aside, and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending; or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought and (ii) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending; provided, however, that no order or judgment will fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure, or similar statutory or regulatory provisions under Canadian law, may be filed with respect to such order or judgment.

“Interim DIP Order” means any interim order of the U.S. Bankruptcy Court approving the DIP Facility pursuant to section 364 of the Bankruptcy Code, in the form attached to the DIP Term Loan Facility, and otherwise in the form and substance satisfactory to the Initial Sponsors, and an order of the Canadian Bankruptcy Court recognizing such interim order of the U.S. Bankruptcy Court pursuant to section 18.6 of the CCAA.

“Party” means any party to this Agreement.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or

EXECUTION VERSION

group that would be deemed to be a person under section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Representative” means, with respect to any Person, such Person’s affiliates and its and their directors, officers, employees, agents and advisors (including, without limitation, financial advisors, counsel and accountants).

Capitalized terms used but not otherwise defined herein will have the meanings assigned to such terms in the Restructuring Term Sheet or the DIP Term Loan Commitment, as the case may be (provided that in the event of a conflict between the Restructuring Term Sheet and the DIP Term Loan Commitment, the definitions contained in the Restructuring Term Sheet will govern).

SECTION 2.

Commitment of the Parties.  Until the occurrence of the Termination Date (as defined below) and subject to the terms and conditions set forth herein and in the Term Sheets:

(a)

each Party will use its commercially reasonable efforts to negotiate in good faith the Definitive Documentation relating to the Restructuring;

(b)

each Party commits that it will not take any action, including, without limitation, initiating or joining in any legal proceeding that is inconsistent with, or that would be reasonably likely to delay consummation of, the Restructuring;

(c)

[Intentionally Omitted];

(d)

each Sponsor will forbear from the exercise of any rights or remedies it may have under the Indenture, applicable law or otherwise (including, without limitation, any remedies it may have against Milacron Capital Holdings B.V. (“MCHBV”)) with respect to any default or event of default existing as of the date hereof under the Indenture and any future defaults or events of default under the Indenture (including without limitation, any right to (i) enforce payment against MCHBV under any promissory note or guarantee, (ii) enforce any lien or security interest against any assets of MCHBV, or (iii) institute any proceeding or provide a claim to support any proceeding under the bankruptcy or insolvency laws, or laws having similar effect, of any jurisdiction (domestic or foreign) against MCHBV), in each case, except as permitted under the DIP Facility, Interim DIP Order and Final Order approving the DIP Facility; and

(e)

so long as the Company complies with the Bid Procedures Order, the Sponsors will not object to the sale of all or substantially all of the assets of the Company; and

(f)

the Company will support and complete the Restructuring and use its commercially reasonable efforts to take any and all necessary and appropriate actions in furtherance of the Restructuring, including, without limitation, obtaining any and all (i) orders of the Bankruptcy Courts required to effect the Restructuring and (ii) required regulatory and/or third-party approvals in connection with the Restructuring.

SECTION 3.  Certain Covenants of the Company.  The Company will:

EXECUTION VERSION

(a)

cause the U.S. Cases to be commenced by no later than 11:59 p.m. prevailing Eastern Time on March 10, 2009, and the Canadian Case to be commenced by no later than March 11, 2009;

(b)

obtain the Interim DIP Order from the U.S. Bankruptcy Court within 3 days of the commencement of the U.S. Cases and the Interim DIP Order from the Canadian Bankruptcy Court within 5 days thereafter;

(c)

provide any motion, pleading, proposed order, press release, public statement or other document that relates or refers to the Restructuring or any of the transactions or documentation contemplated thereby (each, a “Restructuring Document”) to each of the Initial Sponsors or their Representatives in draft form for review and comment prior to such Restructuring Document being made public, or the filing of such Restructuring Document with a Bankruptcy Court;

(d)

refrain from making public or filing with a Bankruptcy Court any Restructuring Document without the prior consent of the Required DIP Term Lenders, which consent will not be unreasonably withheld, conditioned or delayed;

(e)

provided the Sponsors have executed a confidentiality agreement reasonably acceptable to the Company, cause each of its Representatives to (i) afford the Sponsors and their Representatives and prospective financing sources full access to the offices, properties, plants, other facilities, books and records, and Representatives of the Company and (ii) furnish to the Sponsors and their Representatives and prospective financing sources such additional financial and operating data and other information regarding the business, operations, assets, liabilities and financial condition of the Company, as the Sponsors or their Representatives may from time to time request;

(f)

cause its Representatives to cooperate with the Initial Sponsors in procuring working capital financing for Newco, including assisting with (i) the preparation of information packages regarding the Company’s business, operations, financial projections and prospects deemed reasonably necessary by the Initial Sponsors for the procurement of such financing and (ii) the presentation of such information packages in meetings and other communications with prospective lenders, with the understanding that (A) the Company will be solely responsible for the contents of any such information packages and presentation and acknowledges that the Initial Sponsors will be using and relying upon the information contained in such information package and presentation without independent verification thereof and (B) any information provided by the Company or its Representatives in connection therewith may be disseminated to potential financing sources through one or more Internet workspace sites created for purposes of proving such financing; and

(g)

within 30 days following the petition date, provide the Sponsors with monthly business plan for the remainder of fiscal year 2009 and a business plan for each of fiscal year 2010 and 2011, on a quarterly basis, which plans will include projected income statements, balance sheets, statements of cash flow and borrowing base calculations (for the 2009 plan only), as well as a comparison of projected results to the same period for prior years.

SECTION 4.  Exclusivity.  From the date of this Agreement until the earlier to occur of (a) the execution and delivery by the Sponsors and the Company of the Asset Purchase

EXECUTION VERSION

Agreement or (b) the delivery of a notice from the Required DIP Term Lenders to the Company stating that the Required Dip Term Lenders will no longer be pursuing the Restructuring, neither the Company nor any of its Representatives will, other than to, from or with respect to the Sponsors:  (x) solicit, initiate, encourage or accept any inquiries, proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, (ii) to enter into any merger, recapitalization, reorganization, joint venture or other business combination with the Company or any of its subsidiaries or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company; or (y) participate in any discussions, conversations, negotiations or other communications with any other Person regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to seek to do any of the foregoing; provided, however, that the Company and its Representatives shall not be precluded from (1) after the 21st  day following the petition date, distributing confidentiality agreements (and finalizing same) and marketing materials to potential acquirors of the Company (but shall be precluded from negotiating or discussing any terms related to a transaction, including the potential value or terms of any proposed bid) and (2) advising potential acquirors that a process will be established whereby such Persons may have an opportunity to bid for some or all of the Company’s assets in accordance with bidding procedures to be approved by the Bankruptcy Court.  Except with respect to potential transactions set forth in a written agreement between the Company and the Required DIP Term Lenders, the Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any of the foregoing, in each case, other than to, from or with respect to the Sponsors.

 SECTION 5.

Termination.

(a)

Automatic Termination.  (i) Subject to subsection (ii) hereof, this Agreement will terminate and be of no further force or effect, upon the first to occur of the following events:

(A)

failure to consummate the Transaction on or before the 150th day following the date of commencement of the Cases (the “Outside Date”);

(B)

consummation of a sale of all or substantially all of the Debtors’ assets in accordance with the Bid Procedures Orders;

(C)

the voluntary filing of a motion or other application by the Company to (x) dismiss any of the Cases, (y) convert any of the U.S. Cases to a case under chapter 7 of the Bankruptcy Code or appoint an interim receiver, receiver, or receiver and manager, or commence any proceeding under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or any other similar process in the Canadian Case or (z) appoint a trustee or an examiner with expanded powers in the U.S. Cases;

(D)

(1) the appointment of a trustee or an examiner with expanded powers in the U.S. Cases; or (2) the conversion of any of the U.S. Cases to a case under chapter 7 of the Bankruptcy Code or the appointment of an interim receiver, receiver

EXECUTION VERSION

or receiver and manager, or commencement of any proceeding under the BIA, or any other similar process in the Canadian Case; or

(E)

upon the prepayment in full of or the maturity (whether by acceleration or otherwise) of the DIP Facility.

(ii)

Notwithstanding anything contained herein, the Outside Date may be extended from time to time upon the written consent of the Required DIP Term Lenders.

(b)

Termination by the Required DIP Term Lenders.  This Agreement will terminate and be of no further force or effect upon the written notice by the Required DIP Term Lenders:

(i)

if (A) any material amendment, modification or supplement to any Definitive Documentation, or any order entered by a Bankruptcy Court in connection with the Restructuring, contains terms that are in material conflict or are materially inconsistent with the terms set forth in the Term Sheets, (B) the Company fails to be in compliance with the Term Sheets or (C) an event of default (and expiration of any applicable grace or cure period) has occurred under the DIP Facility;

(ii)

prior to the commencement of the Cases, upon the (A) occurrence of acceleration of indebtedness giving rise to a cross acceleration under the Indenture or (B) commencement by the Indenture Trustee of any action or proceeding to collect or recover any amount that is or may become due and payable under the Senior Secured Notes, and the Cases have not been commenced within five days thereof;

(iii)

if any change, effect, event, occurrence, development, circumstance or state of facts occurs that has or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition or results of operations of the Company and its affiliates (including the Company’s foreign affiliates and their respective businesses), taken as a whole, or that have a materially adverse effect on or prevent or materially delay the consummation of the Restructuring contemplated by the Term Sheets; provided that, (A) any changes, effects, events, developments, circumstances or states of facts that occur solely as a result of the filing of voluntary petitions or proceedings in the U.S. Cases and the Canadian Case contemplated by this Agreement and (B) simply the occurrence of an event of default under that certain Asset Based Finance Agreement dated March 12, 2008, with Lloyd’s TSB Bank, PLC, or any documents or instruments ancillary thereto, shall not be deemed to have a material adverse effect giving rise to the option to terminate the Agreement permitted by this subsection;

(iv)

if the Company takes any action that materially conflicts with or is materially inconsistent with the Restructuring or supports any transaction inconsistent with the terms contained herein or in the Term Sheets; or

(v)

upon a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or the Term Sheets, which breach is not cured by the earlier of (A) two business days after the giving of notice by the Requisite Sponsors to the Company and (B) the Outside Date.

EXECUTION VERSION

The date on which this Agreement is terminated pursuant to this Section 5 will be referred to as the “Termination Date”.

SECTION 6.

Sponsor Representations.  Each Sponsor severally represents and warrants to each other Sponsor and the Company that:

(a)

as of the date of this Agreement, it (or the direct parent or indirect parent of such Sponsor) is the beneficial owner or is the nominee, investment manager or advisor for beneficial holders of the Senior Secured Notes, in the principal amount identified on its signature page hereto, which amount each Sponsor and the Company understands and acknowledges is proprietary and confidential to such Sponsor;

(b)

other than pursuant to this Agreement, such Senior Secured Notes are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrances of any kind, that would adversely affect in any way such Sponsor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(c)

as of the date of this Agreement, such Sponsor is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(d)

assuming the due execution and delivery of this Agreement by the other Sponsors and the Company, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

(e)

as of the date of this Agreement, such Sponsor is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

SECTION 7.  Company Representations.  Milacron and each of its direct and indirect subsidiaries party hereto jointly and severally represents to each Sponsor that:

(a)

as of the date of this Agreement, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(b)

assuming the due execution and delivery of this Agreement by the Sponsors, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors’ rights generally; and

EXECUTION VERSION

(c)

as of the date of this Agreement, it is not aware of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

SECTION 8.

Intentions of the Parties.  The Restructuring Term Sheet is a preliminary, non-binding agreement in principle of the intentions of the Parties, does not contain all matters upon which agreement must be reached for the Restructuring to be consummated and, except as specified herein, creates no legal obligations on the part of any Party.  A binding commitment with respect to the Restructuring only will result from the execution and delivery of the Definitive Documentation, and entry by the Bankruptcy Courts of orders (that become Final Orders) approving such documents.  It is understood that this Agreement does not constitute an obligation or commitment of the Sponsors to enter into the Asset Purchase Agreement or consummate the Restructuring unless and until the Parties have executed and delivered the Definitive Documentation, and such documentation is approved by the Bankruptcy Courts.  The terms of the Definitive Documentation, to the extent executed and delivered by the Parties and approved by the Bankruptcy Courts, will supersede this Agreement in its entirety.

SECTION 9.

Transfer.  No Sponsor shall transfer any Senior Secured Notes if immediately following such transfer, the Sponsors collectively would hold less than 67 % of the outstanding principal amount of the Senior Secured Notes (determined after giving effect to any amount of Senior Secured Notes that have been purchased by the Company under the DIP Term Loan Facility, the “Threshold Amount”), unless in connection with any transfer that would result in the Sponsors holding less than the Threshold Amount, the transferee (a “Bound Transferee”) agrees to be bound by the terms of this Agreement.   For greater certainty, at no time during the term hereof shall the Sponsors, together with the Bound Transferees, hold less than 67% of the outstanding principal amount of Senior Secured Notes (after giving effect to any Senior Secured Notes purchased by the Company under the DIP Term Loan Facility).

SECTION 10.

Confidentiality.  Except as required by applicable law or regulation, or the rules of any applicable stock exchange or regulatory body, each Party will keep confidential and refrain from discussing, disclosing or otherwise revealing the subject matter or the contents of this Agreement with or to any Person other than such Party’s Representatives, whom such Party will cause to strictly observe the terms of this Section 10 as if such Person were the signatory hereunder.  To the extent the Company determines that it is required by applicable law to disclose this Agreement, it shall redact and, as applicable, seek confidential treatment for any reference to a Sponsor’s specific holding of Senior Secured Notes.

SECTION 11.

Entire Agreement.  This Agreement, including the exhibits, schedules and annexes hereto, constitutes the entire agreement of the Sponsors and the Company with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the Sponsors and the Company with respect to the subject matter of this Agreement; provided, however, that the Sponsors and the Company will enter into the Definitive Documentation and any confidentiality agreement executed by any party shall survive this Agreement and shall continue to be in full force and effect irrespective of the terms.

SECTION 12.

Waiver.  Upon the Termination Date, if applicable, nothing herein will be construed as a waiver by any Party of any of such Party’s rights and privileges, and the

EXECUTION VERSION

Parties expressly reserve any and all of their respective rights and privileges.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto will not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

SECTION 13.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when so executed, will constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

SECTION 14.

Amendments.

Except as otherwise provided herein, this Agreement may not be modified, amended or supplemented without prior written consent of the Company and the Required DIP Term Lenders.

SECTION 15.

Headings.  The headings of the sections, and subsections of this Agreement are inserted for convenience only and will not affect the interpretation hereof.

SECTION 16.

Relationship Among Parties.

Notwithstanding anything herein to the contrary, the duties and obligations of the Sponsors under this Agreement will be several, not joint.  Furthermore, it is understood and agreed that no Sponsor has any duty of trust or confidence in any form with the Company or any other Sponsor, and there are no commitments among or between them other than as set forth in this Agreement.

SECTION 17.

Governing Law, Consent to Jurisdiction; and Waiver of Jury Trial.

(a)

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions that would require the application of the law of any other jurisdiction.  By its execution and delivery of this Agreement, the Parties irrevocably and unconditionally agree that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the Parties irrevocably accept and submit themselves to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing consent to New York jurisdiction, if the U.S. Cases are commenced, the Parties agree that the U.S. Bankruptcy Court will have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

(b)

THE PARTIES IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

SECTION 18.

Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by

EXECUTION VERSION

facsimile or e-mail transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Company:

Milacron Inc.

4165 Half Acre Road

Batavia, Ohio 45103

Attn: John C. Francy

john_francy@milacron.com

with a copy to:

Dinsmore & Shohl LLP

255 East Fifth Street, Suite 1900

Cincinnati, Ohio  45202-4700

Attn:

Kim Martin Lewis, Esq.

Telephone:  (513) 977-8259

Facsimile:  (513) 977-8141

If to Avenue:

Avenue Capital Management II, L.P.

535 Madison Avenue

New York, New York  10022

Attn:

Daniel E. Flores

dflores@avenuecapital.com

(212) 905-5275

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn:  Michael H. Torkin, Esq.

Telephone:  (212) 848-4000

Facsimile:  (212) 848-7179

SECTION 19.  Specific Performance.  It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party may be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any party to comply promptly with any of its obligations hereunder.

EXECUTION VERSION

SECTION 20.

No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

SECTION 21.

Mutual Releases.

(a)  Sponsor Release.  Upon consummation of the transaction contemplated by the Asset Purchase Agreement or a Superior Proposal, in each case, in accordance with the Bid Procedures Orders, the Sponsors shall be deemed to and hereby unconditionally and irrevocably release the Company’ directors (including managing directors) and officers, employees and professionals, in each case, serving in such capacities from the commencement of the Cases through the consummation of the transaction referenced above, from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, relating to any act, omission, transaction, event or other occurrence taking place on or prior to the consummation of such transaction; provided, however, that the Sponsors shall be entitled to pursue causes of action, if any, against such directors (other than directors that also were officers of the Company during such period); provided that any recovery of the Sponsors under such causes of action, if any, shall be limited to the proceeds, if any, available under any applicable director and officer liability insurance; and provided, further, that (i) no individual or entity shall be released from any act or omission that constitutes gross negligence, willful misconduct or fraud, (ii) the release shall not apply to any express contractual obligations owed to a party, or any right or obligation arising under this Agreement, such transaction  or an agreement entered into pursuant to, in connection with, or contemplated by such transaction, and (iii) the foregoing release shall (A) not be construed to prohibit a party from seeking to enforce the terms of this Agreement or an agreement entered into pursuant to, in connection with, or contemplated by, such transaction or (B) be limited to such Company’s directors’ (including managing directors’) and officers’, employees’ and professionals’ activities involving the Company, including the management of the Company’s affairs.

(b)

Company Release.  Upon consummation of the transaction contemplated by the Asset Purchase Agreement or a Superior Proposal, in each case, in accordance with the Bid Procedures Orders, the Company shall be deemed to and hereby unconditionally and irrevocably release the Sponsors from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, relating to any act, omission, transaction, event or other occurrence taking place on or prior to the closing of such transaction; provided, however, that (i) the Sponsors shall not be released from any act or omission that constitutes gross negligence, willful misconduct or fraud, (ii) the release shall not apply to any express contractual obligations owed to a party, or any right or obligation arising under this Agreement, such transaction  or an agreement entered into pursuant to, in connection with, or contemplated by such transaction, and (iii) the foregoing release shall not be construed to prohibit a party from seeking to enforce the terms of this Agreement or an agreement entered into pursuant to, in connection with, or contemplated by, such transaction.

EXHIBIT A

Form of Joinder

The undersigned agrees to be bound by the terms and conditions set forth in that certain Restructuring Support Agreement, dated as of March [_], 2009 (the “Restructuring Support Agreement”), by and among:  (a) Avenue Investments, L.P., Avenue-CDP Global Opportunities Fund, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., and Avenue Special Situations Fund V, L.P.; (b) B IV Capital Partners, L.P., GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E), GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund (Account No. 7MWD), and DDJ/Ontario OS Investment Sub I, Ltd.; and (c) Milacron Inc. and various of its direct and indirect subsidiaries party thereto, as an “Additional Sponsor” thereunder.

ADDITIONAL SPONSOR

____________________________________________

Name of Additional Sponsor

____________________________________________

Authorized Signatory

____________________________________________

(Type or Print Name and Title of Authorized Signatory

$ __________________________________________

Principal Amount of Senior Secured Notes

Address of Additional Sponsor:

_____________________________________________

_____________________________________________

_____________________________________________

Attn:_________________________________________

Tel:__________________________________________

Fax:___________________________________________

Email:_________________________________________

EXHIBIT B-1

DIP ABL Commitment

EXHIBIT B-2

DIP Term Loan Commitment

EXHIBIT C

Restructuring Term Sheet